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                                                                    EXHIBIT 10.3
                       eGain Communications Corporation

                                1998 STOCK PLAN

               (As amended and restated effective July 20, 1999)
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ARTICLE 1.  INTRODUCTION.

The Plan was adopted by the Board on June 19, 1998 and amended and restated effective July 20, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.  ADMINISTRATION.

2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

     (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

     (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.
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ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed (a) 6,500,000 plus (b) the additional Shares described in Section 3.2. The limitation of this Section
3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

ARTICLE 4.  ELIGIBILITY.

4.1 Nonstatutory Stock Options and Restricted Shares. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

ARTICLE 5.  OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.
Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than _______ Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market
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Value of a Share on the date of grant. In the case of an NSO, a Stock Option
Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a change in control occurs with respect to the Company.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.  PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as follows:

     (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

     (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or
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attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5 Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.  AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1 Initial Grants. Each Outside Director who first becomes a member of the Board after the date of the Company's initial public offering shall receive a one-time grant of an NSO covering 5,000 Shares (subject to adjustment under Article 9). Such NSO shall be granted on the date when such Outside Director first joins the Board and shall be fully vested and exercisable on the date of grant. An Outside Director who is a member of the Board on the date of the Company's initial public offering shall receive a one-time grant of an NSO covering 5,000 Shares (subject to adjustment under Article 9) on such date. Such NSO shall be fully vested and exercisable on the date of grant.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Shares (subject to adjustment under Article 9), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant.
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7.4  Exercise Price.  The Exercise Price under all NSOs granted to an Outside
Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date 12 months after the termination of such Outside Director's service for any reason.

ARTICLE 8.  RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events, including a change in control with respect to the Company.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.  PROTECTION AGAINST DILUTION.

9.1 Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:
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     (a)  The number of Options and Restricted Shares available for future
     Awards under Article 3;

     (b)  The limitations set forth in Section 5.2;

     (c)  The number of NSOs to be granted to Outside Directors under Article 7;

     (d)  The number of Shares covered by each outstanding Option; or

     (e)  The Exercise Price under each outstanding Option.

Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

     (a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

     (b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

     (c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

     (d) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

     (e) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 10.  DEFERRAL OF DELIVERY OF SHARES.

The Committee (in its sole discretion) may permit or require an Optionee to have Shares that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into amounts credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been
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delivered to such Optionee. A deferred compensation account established under this Article 10 may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Article 10.

ARTICLE 11.  AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Shares available under Article 3.

ARTICLE 12.  LIMITATION ON RIGHTS.

12.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

12.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the time when a stock certificate for such Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13.  WITHHOLDING TAXES.

13.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The
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Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 14.  FUTURE OF THE PLAN.

14.1 Term of the Plan. The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Shares available under Article 3 which was approved by the Company's stockholders.

14.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15.  DEFINITIONS.

15.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2  "Award" means any award of an Option or a Restricted Share under the Plan.

15.3 "Board" means the Company's Board of Directors, as constituted from time to time.

15.4  "Code" means the Internal Revenue Code of 1986, as amended.

15.5  "Committee" means a committee of the Board, as described in Article 2.

15.7  "Company" means eGain Communications Corporation, a Delaware corporation.

15.8 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.9 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
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15.10  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

15.11 "Exercise Price" means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

15.12 "Fair Market Value" means the market price of Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.13 "ISO" means an incentive stock option described in Section 422(b) of the Code.

15.14 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

15.15 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

15.16  "Optionee" means an individual or estate who holds an Option.

15.17 "Outside Director" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.18 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.19  "Participant" means an individual or estate who holds an Award.

15.22 "Plan" means this eGain Communications Corporation 1998 Stock Plan, as amended from time to time.

15.21  "Restricted Share" means a Share awarded under the Plan.

15.22 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.23  "Share" means one share of the common stock of the Company.

15.2 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
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15.25  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 16.  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

eGain Communications Corporation

By:____________________
                       eGAIN COMMUNICATIONS CORPORATION
                                1998 STOCK PLAN

                            STOCK OPTION AGREEMENT

     eGain Communications Corporation, a Delaware corporation (the "Company"), hereby grants an option to purchase its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this Stock Option Agreement and in the Company's 1998 Stock Plan (the "Plan").

I.  GRANT INFORMATION

Grant Date:                            _________________________________

Optionee Name:                         _________________________________

Optionee's Social Security Number:     _______________________

Type of Option:                        _____  Incentive ("ISO")
                                       ____   Nonstatutory ("NSO")

Number of Shares of Common Stock:      ______________________

Exercise Price per Share:              ______________________

Vesting Start Date:                    ______________________

Vesting Schedule:                      Subject to attached Terms and Conditions,
                                       the option shall vest as to 25% of the
                                       shares on the first anniversary of the
                                       Vesting Start Date and 1/48/th/ of the
                                       shares each full month thereafter.


     By signing below, you agree to all of the terms and conditions described in this Stock Option Agreement, including the attached Terms and Conditions, Notice of Exercise and Plan.

Optionee: ________________________________________________________
                                (Signature)


Company: _________________________________________________________
                                (Signature)

Title: ___________________________________________________________

II.  TERMS AND CONDITIONS

          1. Vesting. Your option vests during your Service on the dates specified in the first page of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason.

          2. Service; Leaves of Absence. Your Service shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board. For purposes of your option, your Service does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether your option is entitled to ISO status, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.

          3. Term of Option. Your option expires on the day before the 10/th/ anniversary of the Grant Date, and will expire earlier if your Service terminates as follows:

          (a) Regular Termination. If your Service terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 90/th/ day after your termination date.

          (b) Death. If you die while in Service, then your option will expire at the close of business at Company headquarters on the date six (6) months after the date of death. During that six (6) month period, your estate or heirs may exercise the vested portion of your option.

          (c) Disability. If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date six (6) months after your termination date. Disability shall have the meaning set forth in section 22(e)(3) of the Code.

          4.   Exercise of Option.

          (a) Legal Restrictions. The Company will not permit you to exercise your option if the issuance of Common Stock at that time would violate any law or regulation. If the sale of Common Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

          (b) Method of Exercise. To exercise your option, you must complete and file the Company's "Notice of Exercise" form at the address given on the form, together with full payment. The Notice of Exercise will be effective when it is received by the Company. If someone else wants to exercise your option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

          (c) Form of Payment. When you submit a Notice of Exercise, you must include payment of the aggregate Exercise Price for the Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms.

                    . Your personal check, a cashier's check or a money order.

                    . Your delivery of shares of Common Stock that have been
                      owned by you for at least six months (or such other period of time as may be necessary to avoid adverse accounting consequences to the Company).

                    . To the extent that the Common Stock is publicly traded,
                      your delivery, on a form prescribed by the Company, of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock and to deliver all or part of the sales proceeds to the Company.

                    . To the extent that the Common Stock is publicly traded,
                      your delivery, on a form prescribed by the Company, of an irrevocable direction to pledge all or part of the Common Stock to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

          (d) Withholding Taxes. You will not be allowed to exercise your option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of Common Stock acquired upon exercise of your option.

          5. Exercise of Option Before Vesting. You may not exercise your option before it is fully vested.

          6. Resale Restrictions/Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred eighty (180) days). To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period. You may not sell any Common Stock at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

          7. Transfer of Option. Prior to your death, only you may exercise your option. You cannot transfer or assign your option. For instance, you may not sell your option or use it as security for a loan. If you attempt to do any of these things, your option will immediately become invalid. You may, however, dispose of your option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

          8. No Retention Rights. Your option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

          9. Shareholder Rights. You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your Common Stock has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

          10. Adjustments to Common Stock. In the event of a stock split, a stock dividend or a similar change in the Company's Common Stock, the number of shares covered by your option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

          11. Legends. All certificates representing the Common Stock issued upon exercise of your option shall, where applicable, have endorsed thereon any legends required by law.

          12. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of California.

          13. Incorporation of Plan by Reference. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding your option. Any prior agreements, commitments or negotiations concerning your option are superseded.

                              NOTICE OF EXERCISE

eGain Communications Corporation
2 North First Street
San Jose, CA 95113

     Re: Exercise of Stock Option

Dear Sir or Madam:

     Pursuant to the Stock Option Agreement dated __________, 199___ (the "Stock Option Agreement") and the Company's 1998 Stock Plan (the "Plan"), I hereby elect to purchase _____________ shares of the common stock of the Company at aggregate exercise price of $__________. I enclose payment in the form of:

     My check in the amount of $___________; and

     My promissory note in the amount of $_________.

     If I am exercising an unvested option, I also enclose an executed Assignment Separate From Certificate.

     The Common Stock is to be issued and registered in the name(s) of:

                          __________________________

                          __________________________

     I understand that there may be tax consequences as a result of the purchase or disposition of the Common Stock, and I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions.
I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  __________, 199__


                                   _____________________________________________
                                                    (Signature)

                                   _____________________________________________
                                                (Please Print Name)

                                   _____________________________________________
                                   _____________________________________________
                                                     (Address)

                                PROMISSORY NOTE



$__________                                         ________________, California
                                                    Dated as of __________, 19__


     FOR VALUE RECEIVED, the undersigned, ____________________ ______________________________, promises to pay to the order of eGain
Communications Corporation, a Delaware corporation (the "Company"), the principal sum of ______________________ dollars ($______________), with interest from the date hereof on the unpaid principal at the rate of __________ percent (______%) per annum (the applicable federal rate), compounded annually. The entire unpaid balance of principal and interest shall be payable on the earlier of (i) five (5) years from the date hereof or (ii) termination of the undersigned's service to the Company.

     If payment is not made when due, and if action is instituted on this note, the undersigned agrees to pay the Company reasonable attorneys' fees and costs of suit, as fixed by court.

     The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note, without premium, at any time prior to the maturity hereof on ten (10) days' prior written notice.

     This note is a full-recourse note originally secured by a pledge of Common Stock of the Company pursuant to a Security Agreement of even date herewith, which is on file with the Secretary of the Company.

     This note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.



                                   _____________________________________________
                                                    Signature

                              SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, entered into as of __________, 19__, between eGAIN
                                                                           -----
COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and
--------------------------
____________________ (the "Purchaser"),

                             W I T N E S S E T H:

     WHEREAS, the Purchaser has purchased from the Company __________ shares of the Company's Common Stock; and

     WHEREAS, the Company has loaned to the Purchaser the sum of $__________ which the Purchaser has used to pay the purchase price of the Common Stock; and

     WHEREAS, the Purchaser has executed and delivered to the Company a full-recourse promissory note evidencing such loan (the "Note") and has agreed to pledge all of the Common Stock to the Company as security for the payment of the
Note:

     NOW, THEREFORE, it is agreed as follows:

     1. The Purchaser hereby delivers to the Company one or more certificates representing the Common Stock, together with two Assignments Separate From Certificate signed by the Purchaser. The Purchaser hereby pledges and grants a security interest in the Common Stock, including any shares into which the Common Stock may be converted and all proceeds of the Common Stock, as security for the timely payment of all of the Purchaser's obligations under the Note and for the Purchaser's performance of all of its obligations under this Agreement. In the event of a default in payment of the Note, the Purchaser hereby appoints the Company as his true and lawful attorney to take such action as may be necessary or appropriate to cause the Common Stock to be transferred into the name of the Company or any assignee of the Company and to take any other action on behalf of the Purchaser permitted hereunder or under applicable law.

     2. The Company agrees to hold the Common Stock as security for the timely payment of all of the Purchaser's obligations under the Note and for the Purchaser's performance of all of its obligations under this Agreement, as provided herein. At no time shall the Company dispose of or encumber the Common Stock, except as otherwise provided in this Agreement.

     3. At all times while the Company is holding the Common Stock as security under this Agreement, the Company shall:

          (a) Collect any dividends that may be declared on the Common Stock and credit such dividends against any accrued interest or unpaid principal under the Note, as part payment;

          (b) Collect and hold any shares that may be issued upon conversion of the Common Stock; and

          (c) Collect and hold any other securities or other property that may be distributed with respect to the Common Stock.

Such shares and other securities or property shall be subject to the security interest granted in Section 1 of this Agreement and shall be held by the Company under this Agreement.

     4. While the Company holds the Common Stock as security under this Agreement, the Purchaser shall have the right to vote the Common Stock at all meetings of the Company's shareholders; provided that the Purchaser is not in default in the performance of any term of this Agreement or in any payment due under the Note. In the event of such a default, the Company shall have the right to the extent permitted by law to vote and to give consents, ratifications and waivers and take any other action with respect to the Common Stock with the same force and effect as if the Company were the absolute and sole owner of the Common Stock.

     5. Upon payment in full of the outstanding principal balance of the Note and all interest and other charges due under the Note, the Company shall release from pledge and redeliver to the Purchaser the certificate(s) representing the Common Stock and the Assignment Separate From Certificate forms.

     6. In the event that the Purchaser fails to perform any term of this Agreement or fails to make any payment when due under the Note, the Company shall have all of the rights and remedies of a creditor and secured party at law and in equity, including (without limitation) the rights and remedies provided under the California Uniform Commercial Code. Without limiting the foregoing, the Company may, after giving ten (10) days' prior written notice to the Purchaser by certified mail at his residence or business address, sell any or all of the Common Stock in such manner and for such price as the Company may determine, including (without limitation) through a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery. The Company is authorized at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Common Stock to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Common Stock, to restrict the prospective bidders or purchasers and the use any purchaser may make of the Common Stock and impose any other restriction or condition that the Company deems necessary or advisable under the federal and state securities laws. Upon any such sale the Company shall have the right to deliver, assign and transfer to the purchaser thereof the Common Stock so sold. Each purchaser at any such sale shall hold the Common Stock so sold absolute, free from any claim or right of any kind. In case of any sale of any or all of the Common Stock on credit or for future delivery, the Common Stock so sold may be retained by the Company until the selling price is paid by the purchaser thereof, but the Company shall not incur any liability in case of the failure of such purchaser to take up and pay for the Common Stock so sold and, in case of any such failure, such Common Stock may again be sold under the terms of this section. The Purchaser hereby agrees that any disposition of any or all of the Common Stock by way of a private placement or other method which in the opinion of the

Company is required or advisable under Federal and state securities laws is commercially reasonable. At any public sale, the Company may (if it is the highest bidder) purchase all or any part of the Common Stock at such price as the Company deems proper. Out of the proceeds of any sale, the Company may retain an amount sufficient to pay all amounts then due under the Note, together with the expenses of the sale and reasonable attorneys' fees. The Company shall pay the balance of such proceeds, if any, to the Purchaser. The Purchaser shall be liable for any deficiency that remains after the Company has exercised its rights under this Agreement.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the purchaser and the Purchaser's legal representative, heirs, legatees, distributees, assigns and transferees by operation of law. This Agreement contains the entire security agreement between the Company and the Purchaser. The Purchaser will execute any additional agreements, assignments or documents or take any other actions reasonably required by the Company to preserve and perfect the security interest in the Common Stock granted to the Company herein and otherwise to effectuate this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Purchaser has personally executed this Agreement.


                                   eGAIN COMMUNICATIONS CORPORATION


                                   By_________________________________

                                   Title______________________________



                                   ___________________________________
                                                  Purchaser

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED and pursuant to that certain ____________ Agreement dated as of __________, 199_, the undersigned hereby sells, assigns and transfers unto ______________________________ (__________) shares of the Common
Stock of eGain Communications Corporation, a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate No. _________ herewith, and does hereby irrevocably constitute and appoint ______________ attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

     Dated:  __________, 19__.


                                 _________________________________
                                         Print Name

                                 _________________________________
                                              Signature



                        Spousal Consent (if applicable)
                        -------------------------------

          ___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.


                                 _________________________________
                                              Signature



INSTRUCTIONS:  PLEASE DO  NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.
------------
THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE STOCK PURCHASE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

                        ELECTION UNDER SECTION 83(b) OF
                           THE INTERNAL REVENUE CODE

     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

     (i)    The name, address and social security number of the undersigned:

            ______________________________________________________

            ______________________________________________________

            ______________________________________________________

            Social Security No.:__________________________________

     (ii) Description of property with respect to which the election is being made:

            ______________ shares of common stock of eGain Communications Corporation, a Delaware corporation (the "Company").

     (iii) The date on which the property was transferred is _______________, 1999.

     (iv)   The taxable year to which this election relates is calendar year
            1999.

     (v)    Nature of restrictions to which the property is subject:

            The shares of stock transferred to the undersigned taxpayer are subject to the Company's right of repurchase the stock at the undersigned's original purchase price if the undersigned ceases to be associated with the Company, which right will generally lapse over a designated four (4) year period.

     (vi) The Fair Market Value of the property at the time of transfer was _________ per share for an aggregate of $____________. The Fair market Value at the time of transfer was determined without regard to any lapse restrictions as defined in Section 1.83-3(i) of the Income Tax Regulations.

     (vii)  The amount paid by taxpayer for the property was $_______________.

     (viii) A copy of this election has been furnished to the Company.

     Dated:  _______________, 1999

                                              __________________________
                                                       Signature